Exhibit 10.22

                                  AMENDMENT TO

                        EMPLOYEE'S STOCK OPTION AGREEMENT


THIS AGREEMENT is made as of the 13th day of February, 1997.

BETWEEN:

              IDAHO CONSOLIDATED METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 470, 504 Main Street, Lewiston, Idaho, 83501;

              (hereinafter called the "Company")

                                                             OF THE FIRST PART

AND:

              KEN SCOTT
              4299 Canada Way, Suite 225
              Burnaby, BC
              V6G lH3;

              (hereinafter called the "Employee")

                                                             OF THE SECOND PART

WHEREAS:

A. The Employee and the Company entered into an Employee Option Agreement made as of the 17th day of May, 1996 (the "Option Agreement"), a copy of which is attached hereto, pursuant to which the Employee was granted an option (the "Option") to purchase all or any portion of 250,000 common shares in the capital of the Company exercisable at a price of $3.30 per share, on or before the 17th day of May, 2000;

B. The Employee and the Company wish to amend the Option Agreement from an exercise price of $3.30 per share to an exercise price of $1.15 per share, and to further amend the Option Agreement by the cancellation of options so that the Employee is entitled to purchase 50,000 shares rather than 250,000 shares upon the terms and conditions hereinafter set forth;


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     NOW  THEREFORE  THIS  AGREEMENT  WITNESSES  that  in  consideration  of the premises and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Paragraph 1 commencing on page 1 of the Option Agreement be deleted in its entirety and replaced as follows:

     "From and including the Agreement Date through to and including the day 4 years from the Agreement Date (the "Termination Date"), the Employee shall have and be entitled to and the Company hereby grants to the Employee an Option (the "Option") to purchase all or any portion of 50,000 common shares without par value in the capital stock of the Company from treasury at the price of $1.15 per share."

2. Save and except as herein amended, the Option Agreement shall be and remains in full force and effect on the terms set forth therein.

     IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.


THE COMMON SEAL of IDAHO               )
CONSOLIDATED METALS                    )
CORPORATION was hereunto affixed       )
in the presence of:                    )
                                       )
/s/ Delbert Steiner                    )           c/s
----------------------------------     )


                                      - 2 -

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SIGNED, SEALED AND DELIVERED            )
by KEN SCOTT in the presence of:        )
                                        )
                                        )
Signature of                            )
   Witness: /s/ [Illegible]             )     /s/ Ken Scott
           --------------------------   )    ---------------------------------
                                        )     KEN SCOTT
Address of                              )
Witness:   3852 Richmond St             )
           --------------------------   )
             Richmond, BC               )
-------------------------------------   )
                                        )
Occupation                              )
of Witness:  Chartered Accountant       )
           --------------------------   )